Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Network for Citibank, N.A.
Country	Sub-Custodian	Address
Argentina	Citibank, N.A., Buenos Aires Branch	Bartolome Mitre 530 1036 Buenos Aires
Australia	Citigroup Pty. Limited	Level 15, 120 Collins Street Melbourne, Victoria 3000
Austria	Citibank, N.A., Milan Branch	Foro Buonaparte, 16 Casella Postale 10932 20121 Milan
Bahrain	Citibank, N.A., Bahrain Branch	Citibank House Seef District Manama Kingdom of Bahrain
Bangladesh	Citibank, N.A., Bangladesh Branch	109 Gulshan Avenue Dhaka - 1212 Bangladesh
Belgium	Citibank International Plc., London Branch	Citigroup Centre, Canary Wharf London E14 5LB
Bermuda	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Bermuda Limited	6 Front Street Hamilton HM11
Bosnia-Herzegovina: The Federation of Bosnia and Herzegovina (Sarajevo)	UniCredit Bank d.d.	Zelenih Beretki 24 71000 Sarajevo
Bosnia-Herzegovina: The Republika of Srpska (Banja Luka)	UniCredit Bank d.d.	Zelenih Beretki 24 71000 Sarajevo
Botswana	Standard Chartered Bank of Botswana Limited	5th Floor Standard House Bldg The Mall, Queens Road PO Box 496 Gaborone, Botswana
Brazil	Citibank, N.A., Sao Paolo Branch	Avenida Paulista 1111, 3rd Floor Sao Paulo, SP01311-920
Bulgaria	ING Bank Bulgaria N.V., Sofia Branch	12 Emil Bersinki Str, Ivan Vazov region 1408 Sofia, Bulgaria
Canada	Citibank Canada	Citibank Place, 123 Front Street West Toronto, Ontario M5J 2M3
Chile	Banco de Chile	Ahumada 251 Santiago Chile
China	Citibank, N.A., Hong Kong Branch (For China B shares)	Citibank, N.A. Hong Kong Branch (for China -B Shares) 44/F Citibank Tower, Citibank Plaza 3 Garden Road, Central, Hong Kong
China	Citibank (China) Co., Limited (For China A shares)	35F Citigroup Tower, No. 33 Hua Yuan Shi Qiao Road, Shanghai, P. R. China
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A No.99-02, First Floor Santa Fe de Bogota D.C.
Costa Rica	Banco Nacional de Costa Rica	1st and 3rd Avenue, 4th Street San Jose Costa Rica
Croatia	Privredna Banka Zagreb d.d.	Radnicka cesta 50 10000 Zagreb, Croatia
Cyprus	Citibank International Plc, Greece Branch	8 Othonos Street 10557 Athens, Greece
Czech Republic	Citibank Europe plc, organizacni slozka	Evropska 178 Praha 6, 166 40
Denmark	Nordea Bank Danmark A/S	Helgeshoej Alle 33 DK-2630 Taastrup
Egypt	Citibank, N.A., Cairo Branch	4 Ahmed Pasha Garden City, Cairo
Estonia	Swedbank AS	Liivalaia 8 15040 Tallinn
Finland	Nordea Bank Finland Plc.	Aleksis Kiven Katu 3-5 Helsinki
France	Citibank International Plc., London Branch	Citigroup Centre, Canary Wharf London E14 5LB
Georgia	JSC Bank of Georgia	29a Gagarini str. Tbilisi 0160 Georgia
Germany	Citigroup Global Markets Deutschland AG	Reuterweg 16 60323 Frankfurt am Main
Ghana	Standard Chartered Bank of Ghana Limited	High Street Building, 1st Floor, P O Box 768 Accra, Ghana
Greece	Citibank International Plc., Greece Branch	8 Othonos Street 10557 Athens, Greece
Hong Kong	Citibank, N.A., Hong Kong Branch	44/F Citibank Tower, Citibank Plaza 3 Garden Road, Central, Hong Kong
Hungary	Citibank Europe plc Hungarian Branch Office	Szabadsag ter 7-9 Budapest V., H 1051
Iceland	Not Applicable. Citibank is a direct member of Clearstream Banking, which is an ICSD.
India	Citibank, N.A., Mumbai Branch	3rd Floor, Trent House G-60 Bandra Kurla Complex Bandra East, Mumbai 400051
Indonesia	Citibank, N.A., Jakarta Branch	Citibank Tower, 15th Floor, JL. Jend. Sudirman Kav. 54-55 Jakarta 12910
Ireland	Citibank, N.A., London Branch	Citigroup Centre, Canary Wharf London E14 5 LB, United Kingdom
Israel	Citibank, N.A., Israel Branch	Platinum Building 21 Ha'arba'a Street Tel Aviv 64739, Israel
Italy	Citibank, N.A., Milan Branch	16 Foro Buonaparte 20121 Milan
Jamaica	Scotia Investments Jamaica Limited	7 Holborn Road Kingston 10, Jamaica W.I.
Japan	Citibank Japan Limited	Shin Marunochi Building, 5-1, Marunochi 1-chome, Chiyoda-ku Tokyo 100-6517
Jordan	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Middle East Limited	PO Box 90545 Amman, Jordan
Kazakhstan	JSC "Citibank Kazakhstan"	Park Palace, Building A 41 Kazibek Bi Street Almaty, 050010 Republic of Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	Standard Chartered Bank Barclays Plaza Mezzanine 3 Loita Street Nairobi, Kenya 00100
Korea	Citibank Korea Inc.	16th Floor, Citibank Korea Inc. Building 39 Da-dong Joong-ku, Seoul 100-180, Korea
Kuwait	Citibank, N.A., Kuwait Branch	Ahmed Tower, Building No. 1P.O. Box 26027 Sharq, Kuwait City Kuwait
Latvia	Swedbank AS acting through its agent, Swedbank AS	Liivalaia 8 15040 Tallinn
Lebanon	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Middle East Limited	PO Box 11-1380, Riad El Solh, Beirut 1107 2080
Lithuania	Swedbank AS acting through its agent, "Swedbank" AB	Liivalaia 8 15040 Tallinn, Estonia
Macedonia (Republic of Macedonia)	Raiffeisen Bank International AG	AM Stadtpark 9 Vienna 1030
Malaysia	Citibank Berhad	Level 42 Menara Citibank 165 Jalan Ampang, 50450 Kuala Lumpur
Malta	Not Applicable. Citibank is a direct member of Clearstream Banking, which is an ICSD.
Mauritius	The Hong Kong & Shanghai Banking Corporation Limited	3er Piso Norte, Act. Roberto Medellin No. 800 Col. Santa Fe D.F. 01210
Mexico	Banco Nacional de Mexico, S.A.	Zenith Millenium Immeuble 1 Sidi Maarouf B.P. 40 Casablanca 20190 Morocco
Morocco	Citibank Maghreb	5th Floor Les Cascades Building, Edith Cavell Street Port Louis, Mauritius
Namibia	Standard Bank of South Africa Limited acting through its agent, Standard Bank Namibia Limited	Standard Bank Centre, 2nd Floor, Corner Werner List Street & Post Street Mall, PO Box 3327, Windhoek, Namibia.
Netherlands	Citibank International Plc., London Branch	Citigroup Centre, Canary Wharf London E14 5LB
New Zealand	Citibank, N.A., Auckland Branch	23 Customs Street East Auckland 1, New Zealand
Nigeria	Citibank Nigeria Limited	27, Kofo Abayomi Street Victoria Island Lagos, Nigeria
Norway	DNB Bank ASA	Dronning Eufemias gate 30 0021 Oslo, Norway
Oman	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Oman S.A.O.G.	2nd Floor Al Khuwair PO Box 1727 PC 111 Seeb, Sultanate of Oman
Pakistan	Citibank, N.A., Karachi Branch	Global Securities Services, AWT Plaza I.I. Chundrigar Road, Karachi 74200
Palestine	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Middle East Limited	Jaffa Street Ramallah, PO Box 2067 Ramallah, Palestine
Panama	Citibank, N.A., Panama Branch	Torre B, Piso 14 Calle Punta Darien y Punta Coronado Urbanizacion Punta Pacifica San Francisco, Ciudad de Panama Republica de Panama
Peru	Citibank del Peru S.A	Canaval y Moreyra No 480 San Isidro, Lima 27
Philippines	Citibank, N.A., Manila Branch	Citibank Tower, 8741 Paseo de Roxas Makati, Metro Manila
Poland	Bank Handlowy w Warszawie SA	Senatorska 16 00-923 Warsaw 55
Portugal	Citibank International Plc., Lisbon Branch	Sucursal em Portugal, Edificio Fundacao Rua Barata Salgueiro, No 30 - 4th floor, 1269-056 Lisboa
Qatar	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Middle East Limited	PO Box 57, Doha State of Qatar
Romania	Citibank Europe plc, Dublin - Romania Branch	8 Iancu de Hunedoara Blvd. 712042, Sector 1, Bucharest
Russia	ZAO Citibank	8-10 Gasheka Str. 125047, Moscow
Saudi Arabia	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Saudi Arabia Ltd.	PO Box 9084 Riyadh, Saudi Arabia 11413
Serbia	UniCredit Bank Srbija a.d.	Rajiceva 27-29 11000 Belgrade
Singapore	Citibank, N.A., Singapore Branch	8 Marina View #21-00 Asia Square Tower 1 Singapore 018960
Slovak Republic	Citibank Europe plc, pobocka zahranicnej banky	Mlynske nivy 43 825 01 Bratislava 26
Slovenia	UniCredit Banka Slovenija d.d.. Ljubljana.	Smartinska 140 1000 Ljubljana
South Africa	Citibank, N.A., South Africa Branch	145 West Street Sandown 2196 Johannesburg
Spain	Citibank International Plc., Madrid Branch	Sucursal en Espana, J. Ortega y Gasset, 29, Fourth floor 28006, Madrid
Sri Lanka	Citibank, N.A., Colombo Branch	65C Dharmapala Mawatha Colombo 7
Sweden	Citibank International Plc., Sweden Branch	Norrlandsgatan 15 , SE-111 84 Stockholm, Sweden
Switzerland	Citibank, N.A., London Branch	Citigroup Centre, Canary WharfLondon E14 5LB, United Kingdom
Taiwan	Citibank Taiwan Limited	16F, No. 1, Songzhi Road, Taipei 110 Taiwan, R.O.C.
Thailand	Citibank, N.A., Bangkok Branch	18th Floor, 399 Interchange Building, Sukhumvit Road, Klongtoey Nua, Wattana District, Bangkok, 10110
Tunisia	Banque International Arabe de Tunisie	BIAT 70-72, Avenue H Bourguida 1000 Tunis
Turkey	Citibank, A.S.	Buyukdere Caddesi 100 80280 Esentepe, Istanbul
Uganda	Standard Chartered Bank of Uganda Limited	5 Speke Road PO Box 7111 Kampala, Uganda
Ukrain	PJSC "Citibank"	16-g Dymytrova Street 03150 Kyiv Ukraine
United Arab Emirates, ADX	Citibank, N.A., UAE	Al Wasl Branch Oud Metha Building P.O. Box 749, Dubai, UAE
United Arab Emirates, DFM	Citibank, N.A., UAE	Al Wasl Branch Oud Metha Building P.O. Box 749, Dubai, UAE
United Arab Emirates, NASDAQ Dubai	Citibank, N.A., UAE	Al Wasl Branch Oud Metha Building P.O. Box 749, Dubai, UAE
United Kingdom	Citibank, N.A., London Branch	Citigroup Centre, Canary Wharf London E14 5LB
United States	Citibank, N.A., New York Offices	388 Greenwich Street, New York, NY 10013
Uruguay	Banco Itau Uruguay S.A.	Zabala 1463 Casilla de Correo 90 Montevideo, Uruguay 11000
Venezuela	Citibank, N.A., Caracas Branch	Centro Commercial El Recreo, Torre Norte. Piso 19 Av. Casanova Sabana, GrandeCaracas 1050 D.C.
Vietnam	Citibank, N.A., Hanoi Branch	17 Ngo Quyen, Ha Noi Vietnam
Zambia	Standard Chartered Bank of Zambia Plc	Standard Chartered House Cairo Road, PO Box 32238 Lusaka, Zambia
Zimbabwe	Barclays Bank of Zimbabwe Limited	2nd Floor, 3 Anchor House, Jason Moyo Avenue P.O. Box UA 280, Harare